UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐

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APEX GLOBAL BRANDS INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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APEX GLOBAL BRANDS INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

August 3, 2020

To my fellow stockholders,

You are invited to attend a special meeting of stockholders (the “Special Meeting”) of Apex Global Brands Inc. (“Apex”), to be held on August 31, 2020, at 10:00 a.m. (Pacific Time). Due to the COVID-19 pandemic, Apex will be holding the Special Meeting via teleconference using the following dial-in information: USA: +1(877)366-0711; CAN: +1(866)627-1651; Intl: +1(302)709-8446; participant code: 28078322#.

The business to be conducted at the Special Meeting is set forth in the formal notice of special meeting of stockholders and proxy statement that accompany this letter.

Your vote is important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible. You are urged to vote your shares electronically through the Internet or by telephone or by completing, signing and returning the paper proxy card enclosed with the proxy statement for the Special Meeting. Voting on the Internet or by telephone will eliminate the need to return a paper proxy card.

Thank you for your ongoing support of and continued interest in Apex.

Sincerely,

/s/ Henry Stupp
Henry Stupp
Chief Executive Officer

APEX GLOBAL BRANDS INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On August 31, 2020

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders (the “Special Meeting”) of Apex Global Brands Inc. (“Apex”) will be held on August 31, 2020 at 10:00 a.m. (Pacific Time). Due to the COVID-19 pandemic, Apex will be holding the Special Meeting via teleconference using the following dial-in information: USA: +1(877)366-0711; CAN: +1(866)627-1651; Intl: +1(302)709-8446; participant code: 28078322#.

The Special Meeting will be held for the following purposes:

1.	To approve an amendment to Apex’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of Apex from 10,000,000 to 25,000,000; and
2.

To approve an amendment to Apex’s Amended and Restated Certificate of Incorporation to effect, on or before December 31, 2020, a reverse split of Apex’s issued and outstanding common stock and the number of shares of our common stock reserved for issuance upon exercise or conversion of any outstanding securities, including options, warrants, restricted stock units and our Amended and Restated 2013 Plan, at a ratio of between 1-5 and 1-15 if and when and at such ratio as may be determined by Apex’s Board of Directors.

Stockholders of record at the close of business on July 30, 2020 will be entitled to notice of and to vote at the Special Meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for any purpose germane to the Special Meeting at our principal executive offices during normal business hours for 10 days prior to the Special Meeting.

Apex’s Board of Directors urges each stockholder to read carefully the accompanying proxy statement.

By Order of the Board of Directors,

/s/ Howard Siegel
Howard Siegel
Secretary

Sherman Oaks, California

August 3, 2020

APEX GLOBAL BRANDS INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

To Be Held On August 31, 2020

APEX GLOBAL BRANDS INC.

5990 Sepulveda Boulevard, Suite 600

Sherman Oaks, California 91411

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

To Be Held On August 31, 2020

GENERAL INFORMATION

This proxy statement (the “Proxy Statement”) and all related proxy materials are being furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of Apex Global Brands Inc., a Delaware corporation (“Apex”, the “Company”, “we”, “us” or “our”), of proxies to be used at a special meeting of stockholders on August 31, 2020, at 10:00 a.m. (Pacific Time) and any adjournment or postponement thereof (the “Special Meeting”). Due to the COVID-19 pandemic, Apex will be holding the Special Meeting via teleconference using the following dial-in information: USA: +1(877)366-0711; CAN: +1(866)627-1651; Intl: +1(302)709-8446; participant code: 28078322#. Stockholders are being asked to vote at the Special Meeting on the following proposals:

1.	To approve an amendment to Apex’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of Apex from 10,000,000 to 25,000,000; and
2.

To approve an amendment to Apex’s Amended and Restated Certificate of Incorporation to effect, on or before December 31, 2020, a reverse split of Apex’s issued and outstanding common stock and the number of shares of our common stock reserved for issuance upon exercise or conversion of any outstanding securities, including options, warrants, restricted stock units and our Amended and Restated 2013 Plan, at a ratio of between 1-5 and 1-15 if and when and at such ratio as may be determined by Apex’s Board of Directors.

This Proxy Statement summarizes the information you need to know in order to vote on these proposals in an informed manner.

Delivery of Proxy Materials

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), we have elected to deliver our proxy materials for the Special Meeting, including this Proxy Statement and a proxy card for the Special Meeting, to our stockholders by mail or, if a stockholder has previously agreed, by e-mail. Accordingly, we expect to mail or, to stockholders who have agreed, e-mail this Proxy Statement and our other proxy materials to our stockholders on or about August 3, 2020. If you would like to receive our proxy materials for future meetings of our stockholders by e-mail rather than by mail, you may submit such consent to electronic delivery by writing to the attention of our Corporate Secretary at the address of our principal executive offices.

In addition, we are also making all of our proxy materials for the Special Meeting available on the Internet. Applicable SEC rules require us to notify our stockholders of the availability of prior proxy materials on the Internet with the following notice:

Important Notice Regarding the Availability of Proxy Materials For the Stockholders Meeting to be held on August 31, 2020

This Proxy Statement is Available at www.proxyvote.com

Record Date, Outstanding Shares

Our Board of Directors has fixed July 30, 2020 as the record date to determine the stockholders entitled to notice of and to vote at the Special Meeting. As of the record date, there were 5,629,078 shares of common stock outstanding.

Voting Matters

Voting Rights

Except as described below, each of our stockholders is entitled to one vote for each share of common stock held as of the record date for the Special Meeting on each matter to come before the Special Meeting.

Quorum Requirement

We will have the required quorum to conduct the business of the Special Meeting if holders of a majority of the outstanding shares of our common stock as of the record date and entitled to vote at the Special Meeting are present in person or represented by proxy at the Special Meeting. Pursuant to our amended and restated bylaws (“Bylaws”) and applicable Delaware law, shares represented by proxies that reflect abstentions or “broker non‑votes,” discussed below, are counted as shares that are present for purposes of determining the presence of a quorum. However, as described below, we do not expect broker non-votes to occur at the Special Meeting, and as a result, no such votes will be counted as present for purposes of determining the presence of a quorum at the Special Meeting.

Effect of Not Providing Voting Instructions; Broker Non-Votes

If you are a stockholder of record and you submit a valid proxy that is not revoked before your shares are voted at the Special Meeting and that does not provide voting instructions with respect to your shares, all shares represented by your proxy will be voted in accordance with the recommendation of the Board of Directors on each proposal to be presented at the Special Meeting, as described in this Proxy Statement.

Your broker will have discretion to vote uninstructed shares to increase Apex’s authorized shares of common stock (Proposal 1) and to approve the reverse stock split (Proposal 2), which constitute “routine” matters on which a broker or other nominee is entitled to vote shares held for beneficial owners even without voting instructions from the beneficial owners.

Voting Requirements

Below is a summary of the voting requirements for each proposal to be voted on at the Special Meeting:

Proposal	Vote Required	Routine vs. Non-Routine	Effect of Abstentions and Broker Non-Votes
1: Increase Authorized Shares of Common Stock	Majority of Outstanding Shares	Routine	Abstentions will have the effect of a vote against. Broker non-votes not expected to occur
2: Reverse Stock Split	Majority of Outstanding Shares	Routine	Abstentions will have the effect of a vote against. Broker non-votes not expected to occur

How to Vote

Stockholders of Record

You are a stockholder of record if, at the close of business on the record date for the Special Meeting, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent. If you are a stockholder of record, there are several ways for you to vote your shares, as follows:

•

By Mail.  You may submit your vote by completing, signing and dating the proxy card provided to you for use at the Special Meeting and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than the Special Meeting to be voted at the Special Meeting.

•

By Telephone or on the Internet.  You may vote your shares by telephone or on the Internet by following the instructions provided on the proxy card for the Special Meeting. If you vote by telephone or on the Internet, you do not need to return a paper proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted by telephone or on the Internet must be received by 11:59 p.m. Eastern Time on August 30, 2020.

•

At the Special Meeting.  You may vote your shares at the Special Meeting. Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy card or vote by telephone or on the Internet by the applicable deadline, to ensure that your vote will be counted if you later decide not to attend the Special Meeting.

If you are a stockholder of record entitled to vote at the Special Meeting, you may revoke your proxy at any time before it is voted at the Special Meeting by taking any one of the following actions:

•	Later-Dated Vote. You may revoke a previously submitted proxy by submitting a later‑dated vote at the Special Meeting, by Internet, by telephone, or by mail.
•	Written Notice. You may also revoke a previously submitted proxy by delivering written notice of revocation to our Corporate Secretary at the address of our principal executive offices.

Any new proxy card or written notice of revocation that is mailed to us must include the stockholder’s name and must be received prior to the Special Meeting to be effective, and any later‑dated vote submitted by telephone or on the Internet must be received by 11:59 p.m. Eastern Time on August 30, 2020 to be effective. Only your latest-dated vote that is received by the deadline applicable to each voting method will be counted.

Beneficial Owners

You are a beneficial owner of shares held in street name if, at the close of business on the record date for the Special Meeting, your shares were held by a broker, or other nominee and not in your name. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you are a beneficial owner of your shares, you should receive voting instructions from the broker or other nominee that holds your shares, and you should follow those instructions in order to direct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting processes of your broker or other nominee. If you are a beneficial owner of shares held in street name, you may vote your shares at the Special Meeting only if you obtain a legal proxy from the broker or other nominee holding your shares giving you the right to vote the shares.

If your shares are held in street name, you should follow the instructions provided by your broker or other nominee regarding how to revoke a previously submitted proxy.

Attending the Special Meeting

All stockholders that owned our common stock at the close of business on the record date for the Special Meeting, or their duly appointed proxies, may attend the Special Meeting remotely.  Even if you plan to attend the Special Meeting, we recommend that you also submit your proxy card or vote by telephone or on the Internet by the applicable deadline, to ensure that your vote will be counted. Please see “How to Vote” above for voting instructions.

Submitting your vote prior to the Special Meeting will not affect your right to vote at the Special Meeting should you decide to attend; however, your attendance at the Special Meeting after having submitted a valid proxy will not in and of itself constitute a revocation of your proxy. In order to do so, you will be required to give oral notice of your intention to vote to the inspector of elections of the Special Meeting and submit a completed ballot at the Special Meeting reflecting your new vote.

Solicitation of Proxies

The expense of soliciting proxies and the cost of preparing, printing, assembling and mailing materials in connection with the solicitation of proxies will be paid by Apex. In addition to the use of the mail, proxies may be solicited by personal interview, telephone or e‑mail by our officers, directors and other employees, who will not receive any additional compensation for these services. We have not engaged employees for the specific purpose of soliciting proxies or a proxy solicitation firm to assist us in soliciting proxies, but we may elect to engage and pay the cost of such employees or such a proxy solicitation firm at any time. In addition, we will request persons, firms and corporations holding shares in their names or in the names of their nominees that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners, and we will reimburse such holders for their reasonable expenses in so doing.

Householding

To reduce the expenses of delivering duplicate materials to our stockholders, we are delivering one copy of our proxy materials for the Special Meeting, including this Proxy Statement, to multiple stockholders who share the same address, unless we have received contrary instructions from a stockholder. Upon our receipt of a written or oral request, we will deliver promptly, at no charge, a separate copy of this Proxy Statement to any stockholder at a shared address to which we have delivered a single copy of any of these documents. Additionally, stockholders who share an address and receive a single copy of this Proxy Statement may request to receive multiple copies of any of these documents for future meetings of our stockholders, and stockholders who share an address and receive multiple copies of this Proxy Statement may request to receive a single copy of any of these documents for our future meetings of stockholders. Any such requests should be directed to us by calling (818) 908‑9868 or by writing to Investor Relations at the address of our principal executive offices.

Where You Can Find More Information About Apex

Stockholders can find additional information about Apex, including information about our business and certain corporate governance information, on our website at Apexglobalbrands.com. The Company also makes available on its website its annual reports on Form 10‑K, quarterly reports on Form 10‑Q, current reports on Form 8‑K and amendments to these reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) SEC‑0330 for further information on the public reference facilities. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. The information on our website is not incorporated by reference into this proxy statement.

PROPOSAL NO. 1

APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF OUR COMMON STOCK

Our Amended and Restated Certificate of Incorporation (“Restated Certificate”) currently authorizes the issuance of 10,000,000 shares of our common stock, par value $0.02 per share. Our Board is proposing for approval by our stockholders an amendment to our Restated Certificate to increase the number of shares of our common stock we are authorized to issue from 10,000,000 shares to 25,000,000 shares. Our Restated Certificate also authorizes the issuance of 1,000,000 shares of preferred stock, par value $0.02 per share, which would remain unchanged by the amendment to our Restated Certificate contemplated by this Proposal 1.

Background: Our Current Capitalization

As of July 20, 2020, with respect to our common stock, there were:

•	5,629,078 shares issued and outstanding;
•	946,934 shares issuable upon exercise of outstanding warrants, 920,268 of which were exercisable as of such date at exercise prices ranging from $1.35 to $30.00;
•	72,724 shares issuable upon exercise of outstanding options 61,001 of which were exercisable as of such date;
•	134,885 shares issuable upon vesting of outstanding restricted stock units under the Apex Global Brands Inc. Amended and Restated 2013 Stock Incentive Plan (the “Amended and Restated 2013 Plan”); and
•	37,097 shares reserved for issuance pursuant to equity awards we may grant in the future under the Amended and Restated 2013 Plan.

Based on the above capitalization information, only 3,179,282 shares of our currently authorized common stock remained unissued and unreserved and available for future issuance as of July 20, 2020.

Reasons for the Proposed Increase to Our Authorized Shares of Common Stock

The Board has determined, in its business judgment, that an increase to the authorized shares of our common stock from 10,000,000 shares to 25,000,000 shares is in the best interests of the Company and our stockholders, and as a result the Board has unanimously approved such an increase, subject to stockholder approval, and has unanimously recommended that our stockholders approve such an increase by voting in favor of this Proposal 1. In making this determination and approval, the Board considered, among other things: our need for additional capital; our historical share issuance purposes and rates, as described below; our anticipated future share requirements; recent practices at other public companies; and a recommendation from our management.

The Board believes the proposed increase to the authorized shares of our common stock is desirable, and is requesting that our stockholders approve the increase, to provide us with the flexibility to issue our common stock as needed for any purpose the Board may approve in the future, which could include, for instance, raising capital; compensating employees or other service providers; effecting stock splits or dividends or other capitalization changes; acquiring assets, technologies or businesses; and other corporate purposes. If this Proposal 1 is approved, the newly authorized shares of our common stock would be issuable for any proper corporate purpose.

Historically, we have issued our common stock (or securities convertible into or exercisable or exchangeable for our common stock) for the following main reasons:

•	in connection with strategic transactions and relationships;
•	to raise capital;
•	as compensation to attract and retain our personnel through grants of equity awards; and
•	for other general corporate purposes.

From January 2017 through July 20, 2020, we have issued common stock (or securities convertible into or exercisable or exchangeable for common stock) totaling 2,494.067 shares (on a fully diluted basis) for the reasons described above, and our Board may desire to use our common stock for these or other reasons in the future. Of these shares, since January 2017, we have granted equity awards for compensatory purposes for a total of 737,843 shares of our common stock (on a fully diluted basis), and the Board believes the availability of additional shares for future compensatory purposes is an important recruiting and retention tool.  The Board also believes that it is critical for the long-term benefit of the company to have the ability to raise equity capital.

Except with respect to the issuance of shares of our common stock upon the exercise or conversion of outstanding securities and in connection with the Amended and Restated 2013 Plan and awards granted thereunder, we currently have no specific understandings or commitments, oral or written, which would require us to issue a material amount of new shares of our common stock.

Possible Adverse Effects if this Proposal 1 Is Approved

If this Proposal 1 is approved by our stockholders, the Board would generally be able to issue the additional authorized shares in its discretion from time to time without further action by or approval of our stockholders, subject to and as limited by the rules and listing requirements of the Nasdaq Stock Market (“Nasdaq”) or any other then applicable securities exchange and the requirements of all applicable law.

Approval of this Proposal 1 could have the following adverse effects:

•

Increased Potential for Dilution. If approved, this Proposal 1 would result in our Board’s ability to issue the newly authorized shares of our common stock in the future in its discretion and without obtaining further stockholder approval. Because our stockholders do not have preemptive rights with respect to our common stock, they would not have preferential rights to purchase any additional shares we may issue in the future. Consequently, any issuance of additional shares of our common stock, unless such issuance is pro-rata among existing stockholders, would increase the number of outstanding shares of our common stock and decrease the ownership interest of our existing stockholders, as well as their percentage interest in the voting power, liquidation value and book value of our common stock. Depending on the terms of any such issuance, this dilution could be significant. At this time, it is impossible to predict the dilutive impact of future share issuances, if any. The level of any potential dilution would depend on a number of factors, including the price of our common stock at the time of any future issuance and the number of shares of our common stock then outstanding.

•

Anti-Takeover Effects. The availability of additional shares of our common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to effect a change in control of our Company or remove current management, which our stockholders might otherwise deem favorable. For example, without further stockholder approval, the Board could strategically sell shares of our common stock in a private transaction to purchasers that would oppose a change in control attempt or favor current management, or could more easily dilute the stock ownership of a person or group seeking to effect and change in the composition of the Board or contemplating a tender offer or other transaction that would result in our acquisition by another company. The anti-takeover effect of an increase to the authorized shares of our common stock would be in addition to (1) the provisions of

Delaware law that may frustrate business combinations with large stockholders, and (2) other provisions in our Restated Certificate and our Bylaws that may also have an anti-takeover effect, such as certain advance notice requirements with respect to any stockholder proposals and nominations of director candidates; the lack of cumulative voting rights of our stockholders; and our ability to issue up to 1,000,000 shares of preferred stock with such rights, preferences, privileges as approved by our Board without obtaining stockholder approval.

Except as described above, we do not presently have any plans, intentions or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences, and the Board is not presently aware of any attempt, or contemplated attempt, to acquire control of our Company. Further, this Proposal 1 is not being presented with the design or intent that it be used to prevent or discourage a change in control or management or an acquisition attempt; however, stockholders should be aware that nothing would prevent the Board from taking any such actions that it deems consistent with its fiduciary duties.

Possible Adverse Effects if this Proposal 1 Is Not Approved

If this Proposal 1 is not approved by our stockholders, the number of shares of our common stock we would be authorized to issue would remain at its current level of 10,000,000 shares, and we would have only 3,146,905 shares of our common stock available for future issuance (based on our capitalization as of July 20, 2020, as described above).

A failure to obtain the approval of our stockholders of this Proposal 1 could have the following adverse effects:

•

Inability to Raise Capital By Issuing Our Common Stock. In recent years, we have relied in part on issuances of equity securities to generate sufficient capital to support our operations. The decline in the trading price of our common stock, together with the small number of authorized but unissued stock, have made it impractical to raise sufficient equity capital to reduce our outstanding debt.  Our capital requirements to support our existing operations, satisfy our commitments and pursue future growth depend on many factors, and we may need to raise additional funding through the issuance of equity or convertible debt securities in the near term. If this Proposal 1 is not approved by our stockholders, then we may not have sufficient authorized and unreserved shares of our common stock to pursue such capital-raising transactions if and when market conditions and other factors make these funds available, in which case we may not be able to execute our business plans or take advantage of future opportunities, and we may be forced to modify our business model, implement cost-cutting measures, delay, scale back or eliminate some or all of our ongoing and planned investments and initiatives, or reduce or cease our operations entirely.  Moreover, we are currently in default of our credit agreement with our primary lender, and if we are unable to raise capital, we may not be able to regain compliance and avoid a foreclosure by our lender. Any of these outcomes could have a material adverse effect on our business, performance and prospects.

•

Lack of Flexibility to Use Equity for Other Valid Purposes. As described above, the Board believes this increase to the authorized shares of our common stock would provide us with needed flexibility to issue the newly authorized shares in the future when and as necessary and on a timely basis. This flexibility would allow us to take advantage of favorable opportunities without the potential expense or delay incident to obtaining stockholder approval for each separate transaction or issuance. If this Proposal 1 is not approved by our stockholders, our Board would have significantly limited ability to issue equity at its discretion in the future, which could result in, among other things, difficulties retaining and recruiting executives and other personnel consistent with our business plans or an inability to effect potential future strategic transactions or acquisitions efficiently and when desired or otherwise believed to be advantageous to us.

•

Inability to Consummate Strategic Transactions. The use of our common stock as acquisition consideration has significantly enhanced our ability to expand the scope of our business, and if we do not increase the total number of authorized shares of common stock, we will not be able to pursue acquisitions. Failure to approve Proposal 1 could mean that we may not be able to execute our business plans or take advantage of future opportunities, and we may be forced to modify our business model, delay, scale back or eliminate some or all of our ongoing and planned investments and initiatives. Any of these outcomes could have a material adverse effect on our business, performance and prospects.

Rights of Additional Authorized Shares of Common Stock

The additional authorized shares of our common stock, if and when issued, would be part of our existing class of common stock and would have the same rights, preferences and privileges as the shares of common stock that are currently issued and outstanding.

Text and Effectiveness of the Increase to Our Authorized Shares of Common Stock

We propose to effect the increase to the authorized shares of our common stock by amending the first paragraph of Article IV, Section 4.1 of our Restated Certificate to read in its entirety as follows:

“The total number of shares of all classes of capital stock with which the Corporation shall have authority to issue is Twenty-Six Million (26,000,000), consisting of One Million (1,000,000) shares of Preferred Stock, par value $0.02, per share (the “Preferred Stock”), and Twenty-Five Million (25,000,000) shares of common stock, par value $0.02 per share (the “Common Stock”).”

The only change to the language of Article IV, Section 4.1 being voted on in this Proposal 1 is to increase the total number of shares of our common stock we may issue from 10,000,000 shares to 25,000,000 shares, and consequently the total number of shares of stock we may issue by the same amount. Other than as set forth above, our Restated Certificate as currently in effect would remain unchanged by the amendment to effect the authorized share increase contemplated by this Proposal 1.

If this Proposal 1 is approved and adopted by our stockholders at the Special Meeting, the increase to our authorized shares contemplated hereby would become effective upon our filing of a Certificate of Amendment to our Restated Certificate with the Secretary of State of the State of Delaware reflecting the amendment to Article IV, Section 4.1 thereof as set forth above, or at such other date and time as may be specified in the Certificate of Amendment. Subject to the discretion of the Board to abandon the authorized share increase contemplated by this Proposal 1, as described below, we expect to file such an amendment with the Secretary of State of the State of Delaware as soon as practicable following stockholder approval.

Board Discretion to Abandon the Increase to Our Authorized Shares of Common Stock

Even if this Proposal 1 is approved by our stockholders, the Board retains the discretion to abandon the increase to the authorized shares of our common stock as contemplated hereby, if it determines such an abandonment to be in the best interests of the Company and our stockholders.

No Appraisal Rights

Under applicable Delaware law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our Restated Certificate to increase the number of authorized shares of our common stock we are authorized to issue.

Vote Required and Recommendation of the Board of Directors

Approval of this proposal requires the affirmative vote of a majority of the issued and outstanding shares of our common stock as of the record date at a meeting at which a quorum is present. Abstentions will have the same effect as a vote against this proposal and broker non-votes are not expected to occur.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE TO INCREASE THE

AUTHORIZED SHARES OF OUR COMMON STOCK

PROPOSAL 2
APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT

Our Board is proposing for approval by our stockholders an amendment to our Restated Certificate to effect a reverse split of our issued and outstanding common stock, and the number of shares of our common stock reserved for issuance upon exercise or conversion of any outstanding securities, including options, warrants, restricted stock units and our Amended and Restated 2013 Plan, at such ratio and at such time as determined by the Board and as described in this Proposal 2 below. For purposes of this Proposal 2, "Reverse Stock Split" refers to such a reverse split of our common stock effected at the ratio and time as the Board may determine. Our preferred stock, 1,000,000 shares of which are authorized and none of which are issued or outstanding, would remain unchanged by the amendment to our Restated Certificate contemplated by this Proposal 2.

Background

In July 2020, our Board determined to seek the approval of our stockholders of a proposal to authorize the Board, in its discretion, to amend our Restated Certificate to effect a Reverse Stock Split of our issued and outstanding common stock and all rights to acquire common stock, including shares subject to options, warrants, reserves and any convertible instruments, at a ratio of between 1-for-5 and 1-for-15, such ratio to be determined by the Board in its discretion. As a result, if the Board determines to effect a Reverse Stock Split, each outstanding share of our common stock would, at the effective time of the Reverse Stock Split, be combined, converted and changed into a lower number of shares dependent on the ratio. The number of authorized shares of our common stock would not be reduced as a result of the Reverse Split.

This Proposal 2, if approved, would not immediately cause a Reverse Stock Split to be effected, but rather would grant the Board the authority to effect a Reverse Stock Split, if and when determined by the Board, at any time on or before December 31, 2020. As a result, the Board would have the sole discretion, until December 31, 2020, to elect whether to effect a Reverse Stock Split and, if so, the number of shares of our common stock that would be combined into one share of our common stock upon implementing the Reverse Stock Split. Accordingly, approval of this Proposal 2 would authorize the Board, in its discretion, to effect the Reverse Stock Split at any of the ratios described above and at any time until the date set forth above, or not to effect the Reverse Stock Split at all.

Reasons for a Reverse Stock Split

The Board has determined, in its business judgment, that a Reverse Stock Split of our issued and outstanding common stock, and the number of shares of our common stock reserved for issuance upon exercise or conversion of any outstanding securities, including options, warrants, restricted stock units and our Amended and Restated 2013 Plan, at one of the proposed ratios is in the best interests of the Company and our stockholders, and as a result the Board has unanimously approved such a Reverse Stock Split, subject to stockholder approval, and has unanimously recommended that our stockholders approve such a Reverse Stock Split by voting in favor of this Proposal 2. In addition, the Board has determined that obtaining the approval of our stockholders of the range of proposed ratios for a Reverse Stock Split (as opposed to approval of a single ratio) provides the Board with appropriate flexibility to better achieve the purposes of a Reverse Stock Split, and as a consequence, is also in the best interests of our Company and our stockholders. In making this determination and approval, the Board considered, among other things: the requirements to maintain our listing on the Nasdaq Capital Market; the historical market price and trading volume of our common stock; prevailing market and economic conditions and trends; recent practices at other public companies; and a recommendation from our management.

The Board believes a Reverse Stock Split is desirable, and is requesting that our stockholders approve and grant the authority to the Board to determine whether to effect a Reverse Stock Split, primarily to try to increase the prevailing market price of our common stock for the following reasons:

•

Maintenance of Our Nasdaq Capital Market Listing.  As previously disclosed, we received a letter from Nasdaq notifying us that, because the bid price of our common stock closed below $1.00 per share for 30 consecutive business days, we are no longer in compliance with Nasdaq's minimum bid price rule, which is a requirement for continued listing on the Nasdaq Capital Market. We are currently under the jurisdiction of the Nasdaq Hearings Panel, and we expect to present our plan to regain compliance with the minimum bid price rule and request an extension within which to do so. The primary purpose of this Proposal 2 is to try to maintain our listing on the Nasdaq Capital Market by complying with the conditions imposed by Nasdaq, including the requirement to regain compliance with Nasdaq's minimum bid price rule, which we believe may be more attainable after effecting a Reverse Stock Split due to the anticipated increase in the prevailing market price of our common stock.

•

Improved Marketability and Liquidity.  We believe the current low per share market price of our common stock has had a negative effect on the marketability of the outstanding shares of our common stock, and we believe there are several reasons for these effects. First, certain institutional and other investors have internal policies that prohibit purchases of lower-priced stocks, and a variety of policies and practices of broker-dealers also discourage individual brokers within these firms from dealing in lower-priced stocks. Second, because the brokers' commissions on lower-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current market price of our common stock could result in individual stockholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of the total share value than would be the case if the market price of the shares was higher. This factor is also believed to limit the willingness of some institutions and other investors to purchase shares of our common stock at all. Because we expect a Reverse Stock Split could result in a higher prevailing market price for our common stock, we believe it could help to alleviate some of these negative effects. In addition, the Board believes the decrease in the number of outstanding shares of our common stock as a consequence of the Reverse Stock Split, coupled with the anticipated increase in the prevailing market price of our common stock, could attract new long-term investors and generate new interest in our common stock, which could potentially promote greater liquidity for our existing stockholders, and could reduce holdings by speculative investors, which could help to reduce volatility in the trading volume and market price of our common stock.

We note, however, that if the Board elects to implement the Reverse Stock Split, an increase to the market price of our common stock after the Reverse Stock Split, if any, may be proportionately less than the ratio for the Reverse Stock Split that is selected by the Board, and any such increase may not be sustained and may subsequently decrease to current or lower market prices. Any of these outcomes could reduce or eliminate the intended benefits of, and reasons for effecting, a Reverse Stock Split as described above, including an inability to achieve an increase in the prevailing market price of our common stock and a failure to regain compliance with Nasdaq's minimum bid price rule, and could have other negative effects, including effectively reducing our Company's market capitalization. Moreover, even if the prevailing market price for our common stock increases by a sufficient amount to regain compliance with Nasdaq's bid price rule, we may not be able to maintain such compliance and we may not be able to maintain compliance with Nasdaq's other listing requirements, in which case our common stock may be delisted from the Nasdaq Capital Market even though we effect the Reverse Stock Split. See "Possible Adverse Effects" below for more information.

The Reverse Stock Split is not, and the Board does not intend for it to be, the first step in a series of plans or proposals of a "going private" transaction within the meaning of Rule 13e-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act").

Possible Adverse Effects

As described above, it is expected that a Reverse Stock Split could increase the prevailing market price for our common stock. However, the effect of a Reverse Stock Split on the market price for our common stock cannot be predicted, and the history of similar reverse stock split combinations for companies in like circumstances is varied. In particular, there is no assurance that the price per share of our common stock after a Reverse Stock Split is implemented would be 5 to 15 times, as applicable, or any other multiple of the price per share of our common stock immediately before the Reverse Stock Split is implemented. Additionally, even if the market price for our common stock increases immediately after a Reverse Stock Split is implemented, such increased market price may not be maintained for any period of time. Moreover, because some investors or the market generally may have a negative view of reverse stock split combinations similar to the Reverse Stock Split, the implementation of a Reverse Stock Split, or the approval of this Proposal 2 by our stockholders or even the mere fact that we are asking our stockholders to vote on this Proposal 2 at the Special Meeting, could adversely impact the market price of our common stock, which may never exceed or remain in excess of the current market price.

If any of these negative effects were to occur, the intended benefits of a Reverse Stock Split, described under "Reasons for the Reverse Stock Split" above and including primarily our efforts to maintain our listing on the Nasdaq Capital Market, may not be achieved even if the Reverse Stock Split is implemented. If we are not able to maintain our listing on the Nasdaq Capital Market our common stock would be classified as a "penny stock," among other potentially detrimental consequences, and the liquidity and marketability of our common stock, as well as its prevailing market price, could be materially adversely affected by such a delisting and penny stock classification. Any of these outcomes could significantly impact our ability to use our common stock for capital-raising or other purposes, as well as our stockholders' ability to sell their shares of our common stock at prices they deem acceptable or at all. Moreover, the marketability and liquidity of our common stock may worsen after a Reverse Stock Split as a result of the decreased number of shares of our common stock that would be outstanding, which effect could be amplified if the market price of our common stock also does not increase as anticipated. Furthermore, the occurrence of any of these negative effects could effectively reduce our Company's market capitalization, which could materially adversely impact our performance by resulting in potential impairments to our assets, our liquidity by reducing our ability to use our common stock for capital-raising or other purposes, or other aspects of our business.

Moreover, many of these negative effects could also occur if this Proposal 2 is not approved by our stockholders or a Reverse Stock Split is otherwise not implemented. For example, the risk that we may not be able to maintain our listing on the Nasdaq Capital Market is a material potential risk associated with a Reverse Stock Split, but this is also a material and more likely potential risk if no Reverse Stock Split is effected, because the trading price of our common stock would need to increase by a substantial amount in a relatively short period of time in order for us to regain compliance with all of Nasdaq's listing requirements without effecting the Reverse Stock Split. In addition, the risk of worsened marketability and liquidity of our common stock, which is an important potential risk associated with a Reverse Stock Split, is also an important potential risk if no Reverse Stock Split is effected, because the current low market price of our common stock may continue or worsen, particularly if our common stock is delisted and classified as a penny stock.

Ultimately, the impact of this Proposal 2 on our common stock is unpredictable and uncertain, whether or not it is approved and whether or not the Board decides to implement the Reverse Stock Split, and we could experience any or all of the adverse effects described above in any of these circumstances.

Board Discretion to Implement a Reverse Stock Split

If this Proposal 2 is approved by our stockholders, a Reverse Stock Split would be effected, if at all, only upon a determination by the Board to effect the Reverse Stock Split, with a ratio among those set forth in this Proposal 2 as determined by the Board and as of an effective time on or before December 31, 2020. Such determination would be based on many factors, including the factors described above that were considered by the Board in determining to approve the solicitation of stockholder approval for this Proposal 2. For example, the Board may determine not to effect the Reverse Stock Split if the trading price of our common stock increases materially before a Reverse Stock Split is effected, if the Board determines to abandon our listing on the Nasdaq Capital Market and establish trading for our common stock on one or more over-the-counter quotation systems, or if the Board determines for any other reason that it is no longer in the best interests of the Company and our stockholders to effect a Reverse Stock Split. As a result, notwithstanding any approval of this Proposal 2 by our stockholders, the Board may, in its sole discretion, determine to abandon the Reverse Stock Split for a period of time or in its entirety. If, however, the Board does not implement the Reverse Stock Split before December 31, 2020, further stockholder approval would be required in order to implement any reverse stock split.

Effects of a Reverse Stock Split on Our Common Stock

After a Reverse Stock Split, if implemented, each of our stockholders would own a reduced number of shares of our common stock; however, the Reverse Stock Split would affect all of our stockholders uniformly, and thus would not, in itself, affect any stockholder's percentage ownership in our Company, except to the extent the Reverse Stock Split results in a stockholder receiving cash in lieu of an interest in a fractional share, as described below. Similarly, the number of our stockholders would not be affected by the Reverse Stock Split, except to the extent any stockholder holds only an interest in a fractional share after the Reverse Stock Split and receives cash for such interest rather than any shares of our common stock, as described below.

In addition, proportionate voting rights and other rights of the holders of our common stock would not be affected by the Reverse Stock Split, except as a result of the payment of cash in lieu of fractional shares, as described below. For example, a holder of 1% of the voting power of the outstanding shares of our common stock immediately before the Reverse Stock Split would continue to hold 1% of the voting power of the outstanding shares of our common stock immediately after the Reverse Stock Split.

Also, the number of outstanding shares of our common stock and the number of shares of our common stock reserved for issuance upon exercise or conversion of any outstanding securities, including options, warrants, restricted stock units and our Amended and Restated 2013 Plan, would be reduced in accordance with the ratio for the Reverse Stock Split selected by the Board from among those set forth in this Proposal 2, but the number of the authorized but unissued shares of our common stock would remain the same before and after the Reverse Stock Split is implemented (unless Proposal 1 as described in this Proxy Statement is also approved and implemented, as described above and as shown in the tables below, and without giving effect to any issuances of shares of our common stock after the Reverse Stock Split is implemented). As a result, the implementation of the Reverse Split will effectively increase the percentage of our total authorized common stock that is authorized but unissued.

Further, the Reverse Stock Split would reduce the number of shares of our common stock issuable upon conversion or exercise of outstanding convertible notes, warrants and stock options (and, as applicable, would increase the conversion, exchange or exercise price per share under such convertible notes, warrants and stock options), as well as the number of shares of our common stock reserved for issuance pursuant to equity awards we may grant in the future under the Amended and Restated 2013 Plan. In each such case, the number of shares of our common stock would be reduced by the ratio at which the Reverse Stock Split is implemented, and any applicable conversion, exchange or exercise price per share would be increased by the same ratio.

The following tables illustrate the effect of the Reverse Stock Split on our authorized common stock and outstanding and reserved common stock in two possible scenarios (and, for each, with each of the proposed Reverse Stock Split ratios):

•

If Proposals 1 and 2 Are Approved and Implemented.  The information in the following table is based on the number of shares of our common stock outstanding as of July 20, 2020, after giving effect to the increase to the number of shares of our common stock we are authorized to issue by 15,000,000 shares, as described in Proposal 1 above, and a Reverse Stock Split at the lowest, highest and mid-point of the ratios (i.e., 1-for-5, 1-for-10 and 1-for-15) described in this Proposal 2. As a result, the information in this table assumes that Proposals 1 and 2 described in this Proxy Statement are both approved by our stockholders at the Special Meeting, and that no shares of our common stock are issued after July 20, 2020.

				Shares of Common
	Approximate		Shares of Common	Stock Authorized,
	Issued	Authorized Shares	Stock Reserved for	Unissued and
	and Outstanding	of Common Stock	Future Issuance	Unreserved for Future
	Shares of Common	Post-Reverse Stock	Post-Reverse Stock	Issuance Post-Reverse
	Stock	Split	Split	Stock Split
Reverse Stock Split Ratio	(#)(1)	(#)	(#)(1)(2)	(#)(1)
Pre-Reverse Stock Split	5,629,078	25,000,000	1,224,017	18,146,905
1-for-5	1,125,816	25,000,000	244,804	23,629,380
1-for-10	562,908	25,000,000	122,402	24,314,690
1-for-15	375,272	25,000,000	81,602	24,543,126

(1)	Share numbers do not give effect to the treatment of fractional shares, as described below.
(2)

Represents shares of our common stock issuable upon conversion or exercise of outstanding convertible notes, warrants and stock options, as well as shares of our common stock reserved for issuance pursuant to equity awards we may grant in the future under the Amended and Restated 2013 Plan.

•

If This Proposal 2 Is Approved and Implemented, But Proposal 1 Is Not Implemented.  The information in the following table is based on the number of shares of our common stock outstanding as of July 30, 2020, after giving effect to a Reverse Stock Split at the lowest, highest and mid-point of the ratios (i.e., 1-for-5, 1-for-10 and 1-for-15) described in this Proposal 2 but without giving effect to the increase to the number of shares of our common stock we are authorized to issue by 15,000,000 shares, as described in Proposal 1 above. As a result, the information in this table assumes that this Proposal 2 is approved by our stockholders at the Special Meeting, that Proposal 1 as described in this Proxy Statement above is not approved by our stockholders or is otherwise not implemented, and that no shares of our common stock are issued after July 20, 2020.

				Shares of Common
	Approximate		Shares of Common	Stock Authorized,
	Issued	Authorized Shares	Stock Reserved for	Unissued and
	and Outstanding	of Common Stock	Future Issuance	Unreserved for Future
	Shares of Common	Post-Reverse Stock	Post-Reverse Stock	Issuance Post-Reverse
	Stock	Split	Split	Stock Split
Reverse Stock Split Ratio	(#)(1)	(#)	(#)(1)(2)	(#)(1)
Pre-Reverse Stock Split	5,629,078	10,000,000	1,224,017	3,146,905
1-for-5	1,125,816	10,000,000	244,804	8,629,380
1-for-10	562,908	10,000,000	122,402	9,314,690
1-for-15	375,272	10,000,000	81,602	9,543,126

(1)	Share numbers do not give effect to the treatment of fractional shares, as described below.
(2)

Represents shares of our common stock issuable upon conversion or exercise of outstanding convertible notes, warrants and stock options, as well as shares of our common stock reserved for issuance pursuant to equity awards we may grant in the future under the Amended and Restated 2013 Plan.

If a Reverse Stock Split is implemented, no fractional shares of our common stock would be issued in connection with the Reverse Stock Split. Rather, holders of our common stock who would otherwise receive a fractional share of our common stock as a result of the Reverse Stock Split would instead receive cash in lieu of the fractional share interest, as explained more fully below. As a result, stockholders holding less than 5 to 15 (depending on the ratio) shares of our common stock immediately before the Reverse Stock Split is implemented would be entitled to receive only a fractional share interest as a result of a Reverse Stock Split effected at the ratio selected by the Board, and thus these stockholders would receive only cash in lieu of such fractional share interests and would be eliminated as stockholders of our Company as a result of the Reverse Stock Split. Further, some stockholders may own less than one hundred shares of our common stock after a Reverse Stock Split is implemented. Generally, a purchase or sale of less than one hundred shares (a so-called "odd lot" transaction) may result in incrementally higher trading costs through certain brokers, particularly "full-service" brokers. As a result, stockholders who own less than one hundred shares of our common stock following a Reverse Stock Split may be required to pay modestly higher transaction costs if they subsequently determine to sell their shares.

Our common stock is currently listed for trading on the Nasdaq Capital Market. After a Reverse Stock Split, our common stock would continue to trade on the Nasdaq Capital Market (for so long as we are able to maintain compliance with all Nasdaq listing requirements) under the same trading symbol, "APEX," although Nasdaq would likely add the letter "D" to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split had occurred. Additionally, our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act as a result of this registration. The Reverse Stock Split would have no impact on the continued registration of our common stock under the Exchange Act. Also, our common stock has a CUSIP number, which is an identification number assigned to securities that is primarily used to facilitate clearing and settlement of open market purchase and sale transactions. Although our common stock would be assigned a different CUSIP number as a result of a Reverse Stock Split, a change to this number would not likely have any practical impact on our stockholders because the number would mainly be used by brokers in executing trades. The par value of our common stock, $0.02 per share, would remain unchanged by a Reverse Stock Split.

Cash Payment In Lieu Of Fractional Shares

No fractional shares of our common stock would be issued if the Reverse Stock Split is implemented. Rather, in lieu of any fractional shares to which a holder of our common stock would otherwise be entitled as a result of the Reverse Stock Split, we will pay cash equal to such fraction of a share multiplied by the closing sales price of our common stock as reported by the Nasdaq Global Market on the date on which the Reverse Stock Split is implemented.

Text and Effectiveness of the Reverse Stock Split

If our stockholders approve the Reverse Stock Split, and if the Board elects to implement the Reverse Stock Split at one of the approved ratios, we would effect the Reverse Stock Split by amending Article IV, Section 4.1 of our Restated Certificate to add the following sentences immediately after the end thereof:

“Effective as of [        ] [a/p].m., Eastern Time, on [        ], 201[        ] (the "Effective Time"), each [        ] ([        ]) shares of Common Stock of the corporation issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation. No fractional shares shall be issued or recorded in the stock ledger of the Corporation as a result of the reverse stock split provided for in the immediately preceding sentence (the “Reverse Stock Split”), and any holder of the Corporation's Common Stock that would be entitled to receive a fractional share as a result of the Reverse Stock Split shall, in lieu thereof, be entitled to receive cash (without interest or deduction) from the Corporation's transfer agent in lieu of such fractional share interests upon, for any such holder holding the shares in book-entry form, the submission of a transmission letter by the holder or, for any such holder holding the shares in certificated form, the surrender of the holder's Old Certificates (as defined below), in each case in an amount equal to the product obtained by multiplying (i) the most recent closing price per share of the Common Stock as reported on the Nasdaq Capital Market as of the Effective Time (and after giving effect to the Reverse Stock Split on such closing price), by (ii) the amount of the fraction of the fractional share owned by the stockholder. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (collectively, "Old Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined and converted, subject to the elimination of fractional share interests as described above. Effective as of the Effective Time, the total number of shares of all classes of capital stock which the Corporation shall have authority to issue is [        ] ([        ]), consisting of One Million (1,000,000) shares of Preferred Stock, par value $0.02 per share (the "Preferred Stock"), and [        ] ([        ]) shares of Common Stock, par value $0.02 per share (the "Common Stock").”

Other than as set forth above, our Restated Certificate as currently in effect would remain unchanged by the amendment to effect the Reverse Stock Split contemplated by this Proposal 2. Please note, however, that our Restated Certificate could also be amended to increase the number of shares of our common stock we are authorized to issue, which we are also requesting our stockholders approve at the Special Meeting and which is described in Proposal 1 in this Proxy Statement above.

If this Proposal 2 is approved and adopted by our stockholders at the Special Meeting, it would become effective at the date and time specified in a Certificate of Amendment to our Restated Certificate that we file with the Secretary of State of the State of Delaware and that reflects the amendments to Article IV, Section 4.1 thereof as set forth above. Except as explained with respect to fractional shares, at the effective date and time of the Reverse Stock Split as set forth in the Certificate of Amendment, shares of our common stock that are issued and outstanding immediately before such effective time will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of our common stock in accordance with the ratio of the Reverse Stock Split determined by the Board among the three proposed ratios set forth in this Proposal 2. The approval of this Proposal 2 would grant the Board the authority, in its discretion, to implement the Reverse Stock Split at any time or not at all. If, however, the Board does not implement the Reverse Stock Split before December 31, 2020, then no reverse stock split could be implemented without obtaining further stockholder approval.

Certain Mechanics of a Reverse Stock Split

If a Reverse Stock Split is implemented, we intend to treat beneficial owners of shares of our common stock held in street name in the same manner as registered stockholders whose shares of our common stock are registered in their names. Brokers or other nominees would be instructed to effect the Reverse Stock Split for the beneficial owners whose shares of our common stock they hold on behalf of the beneficial owners; however, these brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split. If we implement a Reverse Stock Split and you hold your shares of our common stock in street name, and you have any questions in this regard, we encourage you to contact your broker or other nominee that holds your shares on your behalf.

If we implement a Reverse Stock Split and you hold your shares of our common stock in book-entry form, you would not need to take any action to receive your post-Reverse Stock Split shares of our common stock in registered book-entry form or your cash payment in lieu of fractional shares, if applicable. If you are entitled to receive post-Reverse Stock Split shares of our common stock, a transaction statement indicating the number of such shares that you hold would automatically be sent to your address of record by Computershare Trust Company, N.A., the transfer agent and registrar for our common stock ("Transfer Agent"), as soon as practicable after the effective time of the Reverse Stock Split. In addition, if you are entitled to a payment of cash in lieu of fractional shares, a check would be mailed to you at your address of record as soon as practicable after the effective time of the Reverse Stock Split.

If we implement a Reverse Stock Split and you hold your shares of our common stock in certificated form, you would receive a transmittal letter from our Transfer Agent as soon as practicable after the effective time of the Reverse Stock Split. The transmittal letter would be accompanied by instructions specifying how you could exchange your certificate representing your pre-Reverse Stock Split shares of our common stock for either (1) a certificate representing your post-Reverse Stock Split shares of our common stock, or (2) post-Reverse Stock Split shares of our common stock in book-entry form evidenced by a transaction statement, either of which would be mailed to you at your address of record as soon as practicable after the effective time of the Reverse Stock Split and would reflect the number of shares of our common stock you hold after and as a result of the Reverse Stock Split, and either of which would be mailed together with any payment of cash in lieu of fractional shares to which you may be entitled. Beginning as of the effective time of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares of our common stock would be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Each new certificate or book-entry position issued to represent post-Reverse Stock Split shares of our common stock would continue to bear any legends restricting the transfer of such shares that were borne by the certificates or book-entry positions representing the pre-Reverse Stock Split shares of our common stock.

Stockholders should not destroy any stock certificate(s) or transaction statement(s) representing shares of our common stock, and should not submit any stock certificate(s) or other requests for exchange until requested to do so.

If a Reverse Stock Split is implemented, no service charges, brokerage commissions or transfer taxes would be payable by any holder of any certificate that represented pre-Reverse Stock Split shares of our common stock, except that if any certificates evidencing post-Reverse Stock Split shares of our common stock are to be issued in a name other than that in which the certificates for the pre-Reverse Stock Split shares of our common stock are registered, it would be a condition of such issuance that (1) the person requesting the issuance pay to us any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the certificate evidencing pre-Reverse Stock Split shares of our common stock is properly endorsed and otherwise in proper form for transfer.

No Appraisal Rights

Under applicable Delaware law, our stockholders are not entitled to appraisal rights with respect to the proposed amendment to our Restated Certificate to effect the Reverse Stock Split.

Accounting Effects

If implemented, as a result of the Reverse Stock Split and at its effective time, the stated capital on our consolidated balance sheet attributable to our common stock would be reduced in proportion to the ratio of the Reverse Stock Split, subject to a minor adjustment in respect of the treatment of fractional shares, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. Our stockholders' equity, in the aggregate, would remain unchanged.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion summarizes the material U.S. federal income tax considerations of the Reverse Stock Split that would be expected to apply generally to U.S. Holders (as defined below) of our common stock. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing Treasury Regulations under the Code, and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to our Company or our stockholders as described in this summary. No ruling from the U.S. Internal Revenue Service has been or will be requested in connection with the Reverse Stock Split. No attempt has been made to comment on all U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to particular U.S. Holders, including holders: (1) who are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (2) who are subject to the alternative minimum tax provisions of the Code; (3) who acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (4) who hold their shares as a hedge or as part of a hedging, straddle, "conversion transaction," "synthetic security," integrated investment or any risk reduction strategy; (5) who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (6) who do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (7) who hold their shares through individual retirement or other tax-deferred accounts; (8) whose shares constitute qualified small business stock with the meaning of Section 1202 of the Code; or (9) who have a functional currency for United States federal income tax purposes other than the U.S. dollar.

In addition, this summary does not address the tax consequences of the Reverse Stock Split under state, local and foreign tax laws. The summary assumes that, for U.S. federal income tax purposes, the Reverse Stock Split will not be integrated or otherwise treated as part of a unified transaction with any other transaction. Furthermore, this summary does not address the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

For purposes of this discussion, a U.S. Holder means a beneficial owner of our common stock who is: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as described in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

HOLDERS OF OUR COMMON STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE REVERSE STOCK SPLIT UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

No gain or loss will be recognized by our Company as a result of the Reverse Stock Split. A stockholder who receives solely a reduced number of shares of our common stock pursuant to the Reverse Stock Split will generally recognize no gain or loss. A stockholder who receives cash in lieu of a fractional share interest will generally recognize gain or loss equal to the difference between (1) the portion of the tax basis of the pre-Reverse Stock Split shares allocated to the fractional share interest and (2) the cash received. A stockholder's basis in its post-Reverse Stock Split shares will be equal to the aggregate tax basis of such stockholder's pre-Reverse Stock Split shares decreased by the amount of any basis allocated to any fractional share interest for which cash is received. The holding period of our common stock received in the Reverse Stock Split will include the holding period of the pre-Reverse Stock Split shares exchanged. For purposes of the discussion of the basis and holding periods for shares of our common stock, the Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the pre-Reverse Stock Split shares to the post-Reverse Stock Split shares. U.S. Holders of shares acquired at different times or at different prices should consult their own tax advisors regarding the allocation of tax basis and holding period of the pre-Reverse Stock Split shares to the post-Reverse Stock Split shares. Any gain or loss recognized by a stockholder as a result of the Reverse Stock Split will generally be a capital gain or loss and will be long term capital gain or loss if the stockholder's holding period for the shares of our common stock exchanged is more than one year.

Vote Required and Recommendation of the Board of Directors

Approval of this proposal requires the affirmative vote of a majority of the issued and outstanding shares of our common stock as of the record date at a meeting at which a quorum is present. Abstentions will have the same effect as a vote against this proposal and broker non-votes are not expected to occur.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned by, and percentage ownership of, the following:

•	each stockholder known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each current director;
•

all persons serving as Chief Executive Officer and Chief Financial Officer during our fiscal year ended February 1, 2020 (“Fiscal 2020”), as well as our only other executive officer serving as such during Fiscal 2018 (our Chief Operating Officer) (collectively, the “Named Executive Officers”); and

•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, a person’s beneficial ownership includes any shares that the person has the right to acquire as of or within 60 days after July 30, 2020, through the exercise or conversion of any outstanding stock options or other rights or the vesting of any outstanding restricted stock units (“RSUs”). Such shares that a person has the right to acquire are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. All ownership percentages in the table below are based on 5,629,078 shares of our common stock outstanding as of July 30, 2020.

Unless otherwise indicated in the notes to the table below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of our common stock identified as beneficially owned by them, except to the extent authority is shared by spouses under applicable community property laws. Additionally, unless otherwise indicated in the notes to the table below, all information is as of July 20, 2020 and the address of each person is c/o Apex Global Brands Inc., 5990 Sepulveda Boulevard, Suite 600, Sherman Oaks, California 91411.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class (%)
5% Stockholders:
CSC (1)	1,396,353	24.7
NorthPointe Capital, LLC (2)	449,061	8.1
Gordon Brothers Parties (3)	495,110	8.2
Non-Employee Directors:
Jess Ravich (4)	605,794	10.5
Dwight Mamanteo	104,027	1.8
Patti Johnson	16,535	*
Named Executive Officers:
Henry Stupp	92,919	1.7
Howard Siegel	47,433	*
Steven Brink	62,111	1.1
All current executive officers and directors as a group (6 persons) (5)	928,819	16.0

*	Represents beneficial ownership of less than 1%, based on shares of common stock outstanding as of July 20, 2020.
(1)

The number of shares reported as beneficially owned is based solely on a Schedule 13D/A, which was revised to reflect the reverse stock split that occurred on September 27, 2019, with a reporting date of September 23, 2019 filed with the SEC by CSC and Jeffrey Bronchick, the Portfolio Manager and Founder of CSC. Of such shares, (i) CSC has sole voting and dispositive power with respect to 0 shares and shared voting power with respect to 1,388,019 shares, and (ii) Mr. Bronchick has sole voting and dispositive power with respect to 8,333 shares, shared voting power with respect to 1,185,579 shares and shared dispositive power with respect to 1,396,352 shares. The number of shares reported as beneficially owned by these persons includes 123,450 shares of our common stock subject to warrants exercisable as of or within 60 days after March 31, 2019. CSC reports its principal business address as 2101 E. El Segundo Boulevard, Suite 302, El Segundo, California 90245. These shares have been divided by 3 for the reverse stock split that occurred on September 27, 2019.

(2)

The number of shares reported as beneficially owned is based solely on a Schedule 13G/A, which was revised to reflect the reverse stock split that occurred on September 27, 2019, with a reporting date of December 31, 2017 filed with the SEC by NorthPointe, LLC. Of such shares, NorthPointe Capital, LLC has sole voting power with respect to 414,560 shares and sole dispositive power with respect to 449,061 shares.  NorthPointe Capital, LLC reports its principal business address as 39400 Woodward Ave, Suite 190, Bloomfield Hills, Michigan 48304. These shares have been divided by 3 for the reverse stock split that occurred on September 27, 2019.

(3)

The number of shares reported as beneficially owned is based on (i) a Schedule 13G, which was revised to reflect the reverse stock split that occurred on September 27, 2019, with a reporting date of August 3, 2018 filed with the SEC by Gordon Brothers Brands, LLC (“GBB”) and Gordon Brothers Group, LLC (“GBG”), which such shares represent an immediately exercisable warrant to purchase 265,110 shares of our common stock held by GBB as of August 3, 2018 (the “Reported Shares”), and (ii) our issuance on January 29, 2018 to GBB of warrants to purchase 230,000 shares of our common stock.  Of the Reported Shares, GBB and GBG report that each of GBB and GBG has shared voting power and shared dispositive power with respect to 265,110 shares. GBB and GBG report their principal business address as Prudential Tower, 800 Boylston Street, 27th Floor, Boston, MA 02199. These shares have been divided by 3 for the reverse stock split that occurred on September 27, 2019

(4)

Includes 126,966 shares of our common stock held of record by a trust of which Mr. Ravich is the sole trustee, 48,154 shares of our common stock subject to warrants held by such trust and exercisable as of or within 60 days after July 20, 2020, and 21,403 shares of our common stock  held directly by Mr. Ravich

(5)

Includes shares beneficially owned by all current executive officers and directors as a group, including warrants held by a trust in which Mr. Ravich is the sole trustee as further specified in note 4 above.

OTHER MATTERS

Stockholder Director Nominations and Other Proposals for Our 2021 Annual Meeting of Stockholders

The submission deadline for stockholder proposals to be included in our proxy materials for our 2021 annual meeting of stockholders pursuant to Rule 14a‑8 under the Exchange Act is January 24, 2021 if the meeting is held between May 24, 2021 and July 21, 2021 or, if the meeting is not held within these dates, a reasonable time before we begin to print and send our proxy materials for the meeting. All such proposals must be in writing and sent to our Corporate Secretary at the address of our principal executive offices, and must otherwise comply with Rule 14a‑8 in all respects.

In addition, our Bylaws provide that, for stockholder nominations of directors or other proposals to be considered at an annual meeting of stockholders outside the processes of Rule 14a‑8, a stockholder must have given timely written notice of the nomination or proposal to Apex. To be timely for our 2021 annual meeting of stockholders, (i) in the case of a stockholder seeking inclusion of a director nominee or other proposal in our proxy materials, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at the address of our principal executive offices between November 25, 2020 and January 24, 2021 if the meeting is held between May 24, 2021 and July 2021, 2019, or if the meeting is not held within these dates, no later than the 90th day before the date of the meeting or the 15th day after our first public announcement of the date of the meeting, whichever is later, and (ii) in the case of a stockholder not seeking inclusion of a director nominee or other proposal in our proxy materials, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not less than 90 days before the date of the meeting. A stockholder’s notice to Apex must set forth, as to each matter the stockholder proposes to bring before the meeting, all of the information required by our Bylaws. We will not entertain any director nominations or other proposal at our 2021 annual meeting of stockholders that do not meet the requirements set forth in our Bylaws. Stockholders may obtain additional information about these advance notice requirements by referencing a copy of our Bylaws contained in the filings we make with the SEC, which are available through our website at www.Apexglobalbrands.com or through the SEC’s website at www.sec.gov. Further, if we comply and the stockholder does not comply with the requirements of Rule 14a‑4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or director nomination.

Other Business at the Special Meeting

Our Bylaws provide that the only business that may be brought before a special meeting of our stockholders are the proposals that have been specified in the notice of such meeting. As a result, no matters will be presented at the Special Meeting that are not listed on the Notice of Special Meeting of Stockholders and discussed in this Proxy Statement.

By Order of the Board of Directors,

/s/ Howard Siegel
Howard Siegel
Secretary

Sherman Oaks, California

August 3, 2020

The undersigned hereby appoints Henry Stupp and Steven Brink, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Apex Global Brands Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE PROPOSALS IN ITEMS 1 AND 2.MAILOR• Mark, sign and date your Proxy Card/Voting Instruction Form.• Detach your Proxy Card/Voting Instruction Form.• Return your Proxy Card/Voting Instruction Form in thepostage-paid envelope provided.866-586-3106ORGo Towww.proxypush.com/APEX• Cast your vote online.• View Meeting Documents.• Use any touch-tone telephone.• Have your Proxy Card/Voting Instruction Form ready.• Follow the simple recorded instructions.TELEPHONEINTERNETVOTE BY:Special Meeting of Apex Global Brands Inc.to be held on Monday, August 31, 2020for Holders as of July 30, 2020This proxy is being solicited on behalf of the Board of DirectorsPlease separate carefully at the perforation and return just this portion in the envelope provided.Date: August 31, 2020Time: 10:00 a.m. (Pacific Time)Place: Annual Meeting to be held via teleconference - please dialUSA: +1(877)366-0711 CAN: +1(866)627-1651 Intl: +1(302)709-8446 participant code: 28078322# to join the meeting.SPECIAL MEETING OF APEX GLOBAL BRANDS INC.Please Sign Here Please Date AbovePlease Sign Here Please Date AbovePlease sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.Authorized Signatures - This section must becompleted for your Instructions to be executed.Call1: To approve an amendment to Apex’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of Apex from 10,000,000 to 25,000,000;ForForFor Against AbstainDirectorsRecommendPlease make your marks like this: Use dark black pencil or pen onlyBoard of Directors Recommends a Vote FOR proposals 1 and 22. To approve an amendment to Apex’s Amended and Restated Certificate of Incorporation to effect, on or before December 31, 2020, a reverse split of Apex’s issued and outstanding common stock and the number of shares of our common stock reserved for issuance upon exercise or conversion of any outstanding securities, including options, warrants, restricted stock units and our Amended and Restated 2013 Plan, at a ratio of between 1-for-5 and 1-for-15 if and when and at such ratio as may be determined by Apex’s Board of Directors.PROXY TABULATOR FORAPEX GLOBAL BRANDS INC.P.O. BOX 8016CARY, NC 27512-9903To attend the meeting and vote your shares inperson via telephone, please mark this box

Proxy — Apex Global Brands Inc.Special Meeting of StockholdersAugust 31, 2020, 10:00 a.m. (Pacific Time)This Proxy is Solicited on Behalf of the Board of DirectorsThe undersigned appoints Henry Stupp and Steven Brink and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Apex Global Brands Inc., a Delaware corporation (the “Company”), the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Annual Meeting to be held via teleconference - please dial USA: +1(877)366-0711 CAN: +1(866)627-1651Intl: +1(302)709-8446 participant code: 28078322# to join the meeting,on Monday, August 31, 2020 at 10:00 a.m. (Pacific Time) and all adjournments thereof.The purpose of the Special Meeting is to take action on the following:1. To approve an amendment to Apex’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of Apex from 10,000,000 to 25,000,000;2. To approve an amendment to Apex’s Amended and Restated Certificate of Incorporation to effect, on or before December 31, 2020, a reverse split of Apex’s issued and outstanding common stock and the number of shares of our common stock reserved for issuance upon exercise or conversion of any outstanding securities, including options, warrants, restricted stock units and our Amended and Restated 2013 Plan, at a ratio of between 1-for-5 and 1-for-15 if and when and at such ratio as may be determined by Apex’s Board of Directors.The Board of Directors of the Company recommends a vote “FOR” each proposal.This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Special Meeting or any adjournment or postponement thereof.You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.Please separate carefully at the perforation and return just this portion in the envelope provided.